Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the incorporation by reference into this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-267993) on Form S-3 and related Prospectus of Local Bounti Corporation of our report dated March 31, 2022, relating to the consolidated financial statements of Hollandia Produce Group, Inc., included in the Current Report on Form 8-K/A filed on April 29, 2022.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Holthouse Carlin & Van Trigt LLP

Irvine, California
December 28, 2022